Exhibit 99.1

            Harleysville Group Reports Third Quarter 2004 Results

    HARLEYSVILLE, Pa., Oct. 28 /PRNewswire-FirstCall/ -- Harleysville Group
Inc. (Nasdaq: HGIC) today reported diluted net income of $0.29 per share in the third quarter of 2004, compared to a diluted net loss of $1.16 per share in the third quarter of 2003. There were no realized investment gains in the third quarter of 2004, versus a realized loss of $0.01 per share in 2003. Harleysville Group's 2004 results reflect a charge of $0.13 per share from third quarter weather-related catastrophes, while Hurricane Isabel reduced earnings by $0.20 per share in the third quarter of 2003. The company's 2003 third quarter earnings were reduced by $1.19 per share after tax due to loss reserve adjustments.
    Diluted net income per share for the nine months ended September 30, 2004, was $1.17, compared to a diluted net loss of $0.93 in the first nine months of 2003. For the nine months, the company reported $0.28 per share in realized gains in 2004, compared to a realized loss of $0.02 per share in 2003. In
2003, the company's nine-month earnings were reduced by $1.62 per share after tax due to loss reserve adjustments.
    The company reported diluted operating income of $0.29 per share for the third quarter of 2004, compared to a $1.15 diluted operating loss per share in the third quarter of 2003. For the nine-month periods, the company reported diluted operating income of $0.89 per share in 2004 and a diluted operating loss of $0.91 in 2003. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.
    "Our third quarter results show that we continue to improve," commented Michael L. Browne, Harleysville Group's chief executive officer. "During the quarter, we again generated growth in our commercial lines business and continued to maintain solid retention levels - both of which affirm the strength of our agency base and our solid relationships with our agents. At the same time, we continue to maintain a solid capital base and a strong balance sheet, a modest debt-to-capital ratio of 17 percent, a high-quality investment portfolio and a premium-to-surplus ratio of 1.7:1 - all of which are key components of our strong financial position.
    "While hurricanes did impact us this quarter, the effect was relatively minimal compared to what has been reported by some of our competitors in the industry because we've worked hard over the past decade to manage our windstorm exposures to acceptable levels," Browne continued. "We sympathize with our policyholders who suffered losses from these storms, and I'm proud that our claims professionals - working in tandem with our independent agency partners - have rallied to their assistance and are delivering the prompt and fair claims service our customers have come to expect from Harleysville."
    The company's third quarter results reflect claims costs of $6.1 million pretax, or $0.13 per share after tax, from all weather-related catastrophes - including the four hurricanes that hit the southeastern United States during the third quarter, but driven predominantly by claims associated with Hurricanes Ivan and Jeanne in several Mid-Atlantic states - compared to $10.5 million pretax, or $0.23 per share after tax, in the third quarter of 2003.
In the first nine months of 2004, Harleysville Group's property catastrophe losses were $10.0 million pretax, or $0.22 per share after tax. That compares to property catastrophe losses of $17.7 million pretax, or $0.38 per share after tax, for the first nine months of 2003.
    Harleysville Group's overall statutory combined ratio* was 106.6 percent in the third quarter of 2004, compared to 137.2 percent in the third quarter of 2003. For the nine months, the statutory combined ratio was 106.4 percent in 2004, versus 119.4 percent in 2003. The 2003 combined ratios reflect the previously mentioned loss reserve adjustments.
    Third quarter net written premiums were $209.9 million in 2004, compared to $208.1 million in 2003. Net written premiums through nine months were $639.0 million in 2004 and $645.9 million in 2003.
    Third quarter pretax investment income declined 1 percent to $21.5 million, while nine-month pretax investment income was essentially unchanged at $64.6 million. After-tax investment income was down 1 percent in the third quarter to $16.6 million, but was virtually unchanged at $50.0 million during the nine-month period. Operating cash flow for the nine months was $70.2 million.
    Commercial lines -- Net written premiums in commercial lines increased 5 percent in the third quarter of 2004 to $166.7 million. For the nine months, net written premiums were up 2 percent to $514.9 million. The commercial lines statutory combined ratio was 108.6 percent in the third quarter of 2004, versus
140.1 percent in the third quarter of 2003. For the nine months, the statutory combined ratio was 106.7 percent in 2004, compared to 119.0 percent in 2003. The combined ratios in both 2003 periods were impacted by the previously mentioned loss reserve adjustments.
    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 99.0 percent in the third quarter of 2004, versus 127.3 percent during the third quarter of 2003. For the nine months, the statutory combined ratio was
105.3 percent in 2004, compared to 120.7 percent in 2003. In 2003, weather-related losses and abnormally high large loss activity in the homeowners line also contributed to the higher statutory combined ratio. Net written premiums decreased 12 percent to $43.2 million in the third quarter of 2004, and were down 13 percent to $124.2 million through nine months.
    Webcast -- The company will host a live Webcast today, Thursday, October 28, 2004, at 9:00 a.m. (ET) to discuss its third quarter results. The Webcast will be available from the Investors section of the company's Web site (http://www.harleysvillegroup.com) until October 28, 2005.
    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for goal setting, determining employee and senior management compensation, and evaluating performance.
    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 57 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products exclusively through independent insurance agencies, currently operates in 32 eastern and Midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                                      Harleysville Group Inc. and Subsidiaries

                                           Quarter ended     Nine months ended
    FINANCIAL HIGHLIGHTS                   September 30         September 30
    (in thousands, except per share
     data)                                2004        2003   2004        2003
    OPERATING RESULTS
    Diluted earnings per common share:
            Operating income (loss) *    $0.29      ($1.15) $0.89      ($0.91)
            Realized gains (losses), net
             of tax                                  (0.01)  0.28       (0.02)
            Net income (loss)            $0.29      ($1.16) $1.17      ($0.93)
    Cash dividends per common share      $0.17       $0.17  $0.51       $0.50

    FINANCIAL CONDITION                  September 30, 2004  December 31, 2003
    Assets                                      $2,638,728         $2,680,389
    Shareholders' equity                          $583,619           $572,747
             Per common share                       $19.38             $19.16


                                       Quarter ended       Nine months ended
    CONSOLIDATED STATEMENTS OF         September 30          September 30
    INCOME (LOSS)
    (in thousands, except per
     share data)                    2004        2003        2004        2003
    REVENUES:
    Premiums earned              $212,641    $209,177    $627,241    $611,761
    Investment income, net of
     investment expense            21,499      21,638      64,578      64,734
    Realized investment gains
     (losses)                         104        (531)     12,651        (897)
    Other income                    4,024       3,838      12,259      12,431
             Total revenues       238,268     234,122     716,729     688,029
    LOSSES AND EXPENSES:
    Losses and loss settlement
     expenses                     153,944     217,456     453,765     528,641
    Amortization of deferred
     policy acquisition costs      52,150      51,838     153,536     150,053
    Other underwriting
     expenses                      18,154      18,214      57,518      54,892
    Interest expense                1,587       2,609       4,730       5,396
    Other expenses                  2,764       1,596       5,449       3,983
            Total expenses        228,599     291,713     674,998     742,965
    Income (loss) before
     income taxes                   9,669     (57,591)     41,731     (54,936)
             Income taxes
              (benefit)               789     (22,937)      6,630     (27,110)
    Net income (loss)              $8,880    ($34,654)    $35,101    ($27,826)
    Weighted average number of
     shares outstanding:
             Basic             30,062,573  29,986,285  29,994,621  30,016,861
             Diluted           30,153,074  29,986,285  30,090,932  30,016,861
    Per common share:
             Basic earnings
              (loss)                $0.30      ($1.16)      $1.17      ($0.93)
             Diluted earnings
              (loss)                $0.29      ($1.16)      $1.17      ($0.93)

    RECONCILIATION TO
     OPERATING INCOME (LOSS):
    Net income (loss)              $8,880    ($34,654)    $35,101    ($27,826)
    Less realized investment
     gains (losses), net of
     taxes                             68        (345)      8,223        (583)
    Operating income (loss)        $8,812    ($34,309)    $26,878    ($27,243)

     These financial figures are unaudited.
     * Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.


                                      Harleysville Group Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (in thousands, except share data)   September 30, 2004*  December 31, 2003
    ASSETS
    Investments:
            Fixed maturities:
                 Held to maturity, at
                  amortized cost (fair
                  value $532,494                  $510,841           $439,613
                  and $467,485)
                 Available for sale, at
                  fair value (amortized
                  cost $1,118,146                1,167,413          1,246,019
                  and $1,183,158)
            Equity securities, at fair
             value (cost $110,033 and
             $97,189)                              141,497            137,590
            Short-term investments, at
             cost, which approximates
             fair value                             94,212             31,411
                 Total investments               1,913,963          1,854,633
    Cash                                             1,037             13,430
    Premiums in course of collection               143,166            140,674
    Reinsurance receivable                         176,052            164,841
    Accrued investment income                       21,442             23,086
    Deferred policy acquisition costs              103,376             99,033
    Prepaid reinsurance premiums                    32,442             30,899
    Property and equipment, net                     21,291             23,824
    Deferred income taxes                           52,424             43,020
    Securities lending collateral                  120,888            221,454
    Due from affiliate                               6,833
    Other assets                                    45,814             65,495
                 Total assets                   $2,638,728         $2,680,389
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Liabilities:
            Unpaid losses and loss
             settlement expenses                $1,280,820         $1,219,977
            Unearned premiums                      451,219            437,883
            Accounts payable and accrued
             expenses                               82,557             91,999
            Securities lending
             obligation                            120,888            221,454
            Debt                                   119,625            120,145
            Due to affiliate                                           16,184
                 Total liabilities               2,055,109          2,107,642
    Shareholders' equity:
            Preferred stock, $1 par
             value; authorized 1,000,000
             shares; none issued
            Common stock, $1 par value,
             authorized 80,000,000
             shares; issued 31,510,885 and
             31,298,532 shares;
             outstanding 30,112,976
             and 29,900,623 shares                  31,511             31,299
    Additional paid-in capital                     160,358            156,997
    Accumulated other comprehensive income          45,805             60,450
    Retained earnings                              370,632            350,844
    Deferred compensation                             (200)            (2,356)
    Treasury stock, at cost, 1,397,909
     shares                                        (24,487)           (24,487)
                 Total shareholders' equity        583,619            572,747
    Total liabilities and shareholders'
     equity                                     $2,638,728         $2,680,389

     * These financial figures are unaudited.



                                      Harleysville Group Inc. and Subsidiaries
    SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
                                          Quarter ended     Nine months ended
                                           September 30        September 30
    (dollars in thousands)               2004      2003      2004       2003
    Net premiums written*             $209,914  $208,096  $639,035   $645,943
    Statutory surplus *                                   $498,093   $501,331

    Pretax investment income           $21,499   $21,638   $64,578    $64,734
    Related federal income taxes         4,926     4,939    14,615     14,912
    After-tax investment income        $16,573   $16,699   $49,963    $49,822


    SEGMENT INFORMATION
                                          Quarter ended     Nine months ended
                                           September 30        September 30
    (dollars in thousands)               2004      2003      2004       2003
    Revenues:
           Premiums earned:
               Commercial lines       $169,680  $161,412  $495,791   $464,279
               Personal lines           42,961    47,765   131,450    147,482
               Total premiums earned   212,641   209,177   627,241    611,761
           Net investment income        21,499    21,638    64,578     64,734
           Realized investment gains
            (losses)                       104      (531)   12,651       (897)
           Other                         4,024     3,838    12,259     12,431
           Total revenues             $238,268  $234,122  $716,729   $688,029


    Income (loss)  before income taxes:
          Underwriting gain (loss):
              Commercial lines        ($13,517) ($63,953) ($39,523) ($100,726)
              Personal lines               344   (13,439)   (4,506)   (29,181)
              SAP underwriting loss    (13,173)  (77,392)  (44,029)  (129,907)
          GAAP adjustments               1,566      (939)    6,451      8,082
               GAAP underwriting loss  (11,607)  (78,331)  (37,578)  (121,825)
          Net investment income         21,499    21,638    64,578     64,734
          Realized investment gains
           (losses)                        104      (531)   12,651       (897)
          Other                           (327)     (367)    2,080      3,052
          Income (loss) before
           income taxes                 $9,669  ($57,591)  $41,731   ($54,936)

    Income taxes on net investment
     income                             $4,926    $4,939   $14,615    $14,912
    Income tax on remaining loss        (4,137)  (27,876)   (7,985)   (42,022)
          Total income taxes
           (benefit)                      $789  ($22,937)   $6,630   ($27,110)

    Effective tax rate on:
          Net investment income          22.9%     22.8%     22.6%      23.0%
          Net income                      8.2%     39.8%     15.9%      49.3%

    These financial figures are unaudited.

    * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.


                                      Harleysville Group Inc. and Subsidiaries
    STATUTORY DATA BY LINE OF BUSINESS*
                                          Quarter ended     Nine months ended
                                           September 30        September 30
    (dollars in thousands)                2004      2003      2004      2003

    Net premiums written:

    Commercial:
          Automobile                    $55,119   $56,614  $174,247  $170,898
          Workers' compensation          23,817    25,068    74,729    85,379
          Commercial multi-peril         70,557    60,286   215,560   194,042
          Other commercial               17,181    17,113    50,343    52,192

         Total commercial              $166,674  $159,081  $514,879  $502,511

    Personal:
          Automobile                    $23,993   $28,133   $70,653   $86,728
          Homeowners                     16,910    18,578    46,392    50,045
          Other personal                  2,337     2,304     7,111     6,659

         Total personal                 $43,240   $49,015  $124,156  $143,432

    Total personal and commercial      $209,914  $208,096  $639,035  $645,943


    Combined ratios:

    Commercial:
          Automobile                     103.8%    131.2%    103.8%    107.8%
          Workers' compensation          131.2%    203.1%    125.4%    172.4%
          Commercial multi-peril         105.8%    134.6%    105.4%    113.3%
          Other commercial               103.4%     84.7%     93.5%     82.4%

         Total commercial                108.6%    140.1%    106.7%    119.0%

    Personal:
          Automobile                     113.0%    129.2%    114.0%    120.7%
          Homeowners                      78.3%    129.8%     91.2%    122.2%
          Other personal                  88.0%     85.5%    103.8%    107.2%

         Total personal                   99.0%    127.3%    105.3%    120.7%

    Total personal and commercial        106.6%    137.2%    106.4%    119.4%


    Losses paid                        $128,077  $123,677  $404,792  $378,048

    Net catastrophe losses incurred      $6,091   $10,469    $9,977   $17,704

     These financial figures are unaudited.

     * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance
       Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.

SOURCE  Harleysville Group Inc.
    -0-                             10/28/2004
    /CONTACT: Mark Cummins (Investors), +1-215-256-5025, mcummins@harleysvillegroup.com; or Randy Buckwalter (Media), +1-215-256-5288, rbuckwalter@harleysvillegroup.com, both of Harleysville Group/
    /Web site:  http://www.harleysvillegroup.com /
    (HGIC)

CO:  Harleysville Group Inc.
ST:  Pennsylvania
IN:  INS FIN
SU:  ERN MAV CCA